Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SPAR Group, Inc. and Subsidiaries

Auburn Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998, 333-189964 and 333-228185) of SPAR Group, Inc. and Subsidiaries of our report dated March 31, 2021, relating to the consolidated financial statements and the financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP.

Troy, Michigan

March 31, 2021